SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

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    14a-6(e)(2))
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[ ] Definitive Additional Materials
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                                PAYCHEX, INC.
---------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)



---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
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    paid previously.  Identify the previous filing by registration statement
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

                                    PAYCHEX

August 28, 2000


Dear Paychex Stockholder:

The Board of Directors cordially invites you to attend our Annual Meeting of Stockholders on Tuesday, October 10, 2000 at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda items and the procedures for the meeting. It also provides certain information about the Company, its Board of Directors and its senior management.

You may vote by Internet, telephone, written proxy, or written ballot at the meeting. We encourage you to use the Internet because it is the most cost-effective way to vote.

We hope you will be able to attend the Annual Meeting and would like to take this opportunity to remind you that your vote is important. If you need special assistance at the meeting, please contact the Secretary of the Company at (716) 385-6666, or write to Paychex, Inc., c/o Secretary, 911 Panorama Trail South, Rochester, New York 14625-0397.

Sincerely,


B. Thomas Golisano
Chairman, President &
Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 PAYCHEX, INC.
                           911 Panorama Trail South
                        Rochester, New York 14625-0397

To our Stockholders:

The Annual Meeting of Stockholders of Paychex, Inc. will be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York on Tuesday, October 10, 2000. A continental breakfast will be available from 8:00 a.m. to 10:00 a.m. The Annual Meeting will begin at 10:00 a.m. for the following purposes:

1. To elect nine directors; and
2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on August 11, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

The Board of Directors extends a cordial invitation to all stockholders to attend the meeting. However, whether or not you plan to attend the meeting, please vote by proxy in accordance with the instructions on the proxy card (if you received the proxy materials in paper form), or voting instruction form (if you received the proxy materials in paper form from a broker or bank), or that you have received through electronic mail. You can vote over the Internet, by using a toll-free telephone number, or by mail using the postage paid envelope provided.

Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting and your shares are registered in your name.

By order of the Board of Directors,


John M. Morphy
Secretary

Rochester, New York
August 28, 2000

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                         STOCKHOLDERS OF PAYCHEX, INC.
                        TO BE HELD ON OCTOBER 10, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Paychex, Inc. (the "Company"), a Delaware corporation, to be used at the Annual Meeting of Stockholders to be held on Tuesday, October 10, 2000 at 10:00 a.m. for the purposes set forth in the foregoing Notice of Annual Meeting.

The Board has fixed the close of business on August 11, 2000, as the record date for determining the holders of common stock entitled to notice of, and to vote at, the meeting. The Company had outstanding on that date 372,207,983 shares of common stock, each of which is entitled to one vote. A majority of the outstanding shares (186,103,993 shares) present in person or by proxy will constitute a quorum.

If the enclosed Proxy is properly executed and returned, the shares represented will be voted by the proxies in accordance with the stockholder's directions. If the Proxy is signed and returned without choices having been specified, the shares will be voted FOR the nine nominees described in the following pages. The Proxy may be revoked by the person giving it at any time prior to its use by a written revocation, submission of a later-dated Proxy, or in person at the meeting.

With regard to the election of directors, who are elected by a plurality of the votes cast, votes may be cast for nominees or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstention may not be specified on the proposal relating to the election of directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

The 2000 Annual Report, Proxy Statement and Proxy are being mailed to stockholders on or about August 28, 2000. You may also obtain a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission without charge upon written request submitted to Paychex, Inc., c/o Secretary, 911 Panorama Trail South, Rochester, New York 14625-0397.

All applicable information provided in this Proxy Statement has been restated to reflect the three-for-two stock split effected in the form of 50% stock dividend distributed in May 2000.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nine directors are to be elected to the Board of Directors. The Board of Directors has nominated for election the persons listed below. If elected, each nominee will hold office until the Annual Meeting to be held in 2001, and until his successor is elected and shall qualify.

The Board of Directors recommends the election of the nine nominees and it is intended that the proxies named (unless otherwise directed) will vote the Proxy FOR the election of these nominees. Although the Board of Directors believes that all of the nominees will be available to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company. However, the enclosed Proxy cannot be voted for more than nine nominees.

The following biographies set forth certain information with respect to the nominees for election as directors of the Company, none of whom is related to any other nominee or executive officer.

B. Thomas Golisano, 58, a director since 1979, founded Paychex, Inc., in 1971 and is Chairman, President, and Chief Executive Officer of the Company. He serves on the Board of Trustees of the Rochester Institute of Technology and is a member of the Board of Directors of Iron Mountain Corporation and several privately held companies. He is former chairman of Greater Rochester Fights Back (a coalition to combat illegal drugs and alcohol abuse), has served as a member of the Board of Directors of numerous non-profit organizations, and is founder of the B. Thomas Golisano Foundation.

Steven D. Brooks, 49, a director since 1995, joined Broadview Capital Partners, a private equity firm focused on investments in the technology sector, in February 1999, as Managing Director. From 1997 to 1999, he served as Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation. From 1996 to August 1997, he was a private investor and a consultant to technology companies. From 1994 to 1996, he served as Managing Director and head of Global Technology Investment Banking at Union Bank of Switzerland Securities LLC. He is a member of the Board of Directors of QRS, Inc., an electronic commerce company, and VERITAS Software Corporation, a storage management software company, as well as several privately held companies.

G. Thomas Clark, 62, a director since 1980, retired as Senior Vice President of Finance, Secretary, and Treasurer of Paychex, Inc., in October 1996. He joined Paychex in 1979 after spending eighteen years in the commercial banking business. He is a member of the Board of Directors of Unity Health Systems, the Rochester School of the Holy Childhood, the Heritage Christian Home Foundation, and Harris Interactive, Inc., as well as several privately held companies. Mr. Clark is a Trustee of the B. Thomas Golisano Foundation.

David J. S. Flaschen, 44, a director since 1999, is currently a private investor and consultant. From 1997 to 1999, he was the President and Chief Executive Officer of Thomson Financial, an information services company focused on the financial industry. Previously, he served as Chairman and Chief Executive Officer of Donnelley Marketing, Inc., a consumer information services company. Prior to 1995, he was with Dun & Bradstreet for ten years as the President and Chief Operating Officer of A.C. Nielson, North America, and held senior management positions at IMS and DataQuest. Mr. Flaschen is a member of the Board of Directors of Buyerzone.com and a member of the Board of Advisors of SI Ventures.

Phillip Horsley, 61, a director since 1982, is the founder and Managing Director of Horsley Bridge Partners, a financial services firm formed in 1983. Horsley Bridge manages private equity investments for institutional investors.

Grant M. Inman, 58, a director since 1983, is the founder and President of Inman Investment Management, a private venture capital investment company formed in 1998. Prior to 1998, he co-founded and was general partner of Inman & Bowman, a private venture capital partnership formed in 1985. He is a member of the Board of Directors of the Lam Research Corporation, Wind River Systems, Inc., and several privately held companies. Mr. Inman is a trustee of the University of California, Berkeley Foundation and the University of Oregon Foundation.

Harry P. Messina, Jr., 67, a director since 1985, has been a partner for more than thirty years in the law firm of Woods Oviatt Gilman LLP, the Company's general counsel. He serves on the Advisory Board of M & T Bank, the Board of Trustees of St. Joseph's Villa, and is a member of the Board of Directors of Rochester Management, Inc., as well as several privately held companies.

J. Robert Sebo, 64, a director since 1979, retired as Senior Vice President/Director of Eastern Operations of Paychex, Inc., in December 1994, where he also held many sales and operations positions within the Company. In 1974, he started his own Paychex franchise operation in Cleveland, Ohio. For fourteen years prior to that he held sales, marketing, and business management positions in the Cadillac Motor Car Division of General Motors Corporation.

Joseph M. Tucci, 52, a director since January 2000, is the President and Chief Operating Officer of EMC Corporation, a leading provider of intelligent enterprise storage systems, software, networks, and services. From June 1999 through December 1999, he served as Deputy CEO of GetronicsWang. From 1993 to June 1999, he served as Chairman and CEO of Wang Global, a leader in networked technology services and solutions, which was acquired by Getronics NV in June 1999. Mr. Tucci is a member of the Board of Directors of Telecom Italia S.p.A. and SmartDisk Corporation.


BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company met four times during the fiscal year ended May 31, 2000 ("fiscal 2000"). No director, other than Mr. Tucci, who was elected to the Board in January, attended fewer than 75% of all meetings held of the Board of Directors and of the committees on which such director served during fiscal 2000. Non-employee directors are paid $6,000 annually plus $1,000 for each Board meeting attended and $500 for each Committee meeting attended. The Board has four standing committees.

The Executive Committee is comprised of Messrs. Golisano, Clark, and Horsley and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company except as limited by law. The Committee held one meeting during fiscal 2000.

The Audit Committee is comprised of Messrs. Brooks, Clark, Flaschen, and Inman. The Committee is responsible for monitoring management's standards and practices for financial reporting and the effectiveness of the Company's system of internal control. The Committee held two meetings during fiscal 2000.

The Compensation Committee is comprised of Messrs. Flaschen, Horsley, and Inman. The Committee makes recommendations with respect to officers' salaries and grants of stock options to the Company's employees. The Committee met once during fiscal 2000.

The Investment Committee is comprised of Messrs. Brooks, Horsley, and Inman. The Committee is responsible for setting and reviewing investment policies and reviewing the investment portfolio's performance, market risks and credit risks. The Committee met once during fiscal 2000.

The Board does not have a nominating committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the "Committee") is responsible for making recommendations regarding the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee's recommendations are presented to the Board for discussion and decision.

The compensation for executive officers is designed to be competitive with companies of similar size and performance, reward exceptional individual performance, tie compensation to overall Company objectives, and align the interest of executive officers with the interests of shareholders. The components of the compensation program are base salary, annual incentive bonus and stock option awards under the Company's Stock Incentive Plan.

Base Salary and Annual Incentive Plan (Bonus)

Annual compensation is composed primarily of base salary and an annual incentive bonus. The salaries of the executive officers are determined based on their performance and comparisons with base salaries paid to executive officers having similar responsibilities in comparable companies. The Committee and the Board have instituted an Officer Incentive Program, which provides for annual cash bonuses of up to 40% of base salary based on the component of the officers' annual compensation tied directly to overall Company financial performance. For fiscal 2000, the maximum bonus was paid.

Stock Incentive Plan

The Company's Stock Incentive Plan is designed to align executive officers' compensation with long-term performance of the Company's stock. Stock options are granted to executive officers, with the exception of Mr. Golisano, in amounts based upon their individual performance. Stock options are granted at fair market value as of the date of the grant, and have a term of up to ten years. These options vest as to one-third each year commencing two years after the date of grant. The grant of stock options provide incentive for the executive officers to create shareholder value over the long-term.

Compensation of Chief Executive Officer

The Committee meets annually without the Chief Executive Officer to evaluate his performance and recommends to the Board the compensation to be paid to him. In performing that function, the Committee reviews the range and components of compensation paid to CEOs of other public companies. In particular, the Committee looks to those public companies whose size and performance are similar to those of Paychex, Inc.

Mr. Golisano's substantial stock position in the Company assures the Committee of his close identification with the interests of its stockholders. In view of his substantial stock position, Mr. Golisano has chosen not to receive any stock option grants. His compensation is reflective in part of the Committee's evaluation of the Company's performance in the areas of revenue, profitability, return on stockholders' equity and other areas. Salary adjustments reflect the Committee's opinion of the impact, both short- and long-term, which Mr. Golisano's creativity, strategic focus, and leadership had on these and other factors.

Mr. Golisano's fiscal 2000 compensation (including base salary and bonus under the Officer Incentive Program) increased 8% over his compensation for fiscal 1999. Mr. Golisano's bonus was based on the Officer Incentive Program described above. In fiscal 2000, the Company's service revenues increased 22% and net income increased 37% over the prior year's figures, while return on stockholders' equity was 38%.

Compensation of Other Executive Officers

Recommended compensation for executive officers other than the CEO is determined by the Committee after the CEO provides the Committee with his evaluation of the performance of each executive officer and his recommendation with respect to base salary, bonus, and stock options. Committee members discuss his recommendations in light of their own experiences and familiarity with levels and components of compensation for persons with similar responsibilities in other public companies. The goal of the Committee is to compensate fairly for the job done, to reward extraordinary performance or promise, and to encourage long-term identification with stockholder interest through the award of stock options under the Company's Stock Incentive Plan. Company performance is also considered.

Impact of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain executive officers to $1 million, unless specified requirements are met. The Committee has carefully considered the impact of this provision. At this time, it is the Committee's intention to continue to compensate all officers based on overall performance. The Committee expects that most, if not all compensation paid to officers will qualify as a tax-deductible expense. However, it is possible that at some point in the future, circumstances may cause the Committee to authorize compensation that is not deductible.


Respectively submitted,

The Compensation Committee
David J. S. Flaschen
Phillip Horsley
Grant M. Inman



OTHER EXECUTIVE OFFICERS OF THE COMPANY

Daniel A. Canzano, 46, was elected Vice President, Information Technology in April 1993. Mr. Canzano has been with the Company since 1989 and has served as a Zone Sales Manager and Director of Information Technology.

William G. Kuchta, Ed. D., 53, joined the Company in February 1995 and was elected Vice President, Organizational Development in April 1996. From 1993 to 1995, Mr. Kuchta was principal of his own consulting firm, and from 1989 to 1993, he served as Vice President of Human Resources of Fisons Corporation.

John M. Morphy, 53, joined the Company in October 1995 and was elected Vice President, Director of Finance in July 1996 and elected Chief Financial Officer and Secretary in October 1996. Prior to joining the Company, Mr. Morphy served as Chief Financial Officer and in other senior management capacities for over 10 years at Goulds Pumps, Incorporated.

Eugene R. Polisseni, 60, has served as Vice President, Marketing since April 1989, and for the past several years, has managed the Company's HRS-PEO division. Mr. Polisseni has been with the Company since 1977 and during that period served in various capacities.

Diane Rambo, 49, was elected Vice President, Electronic Network Services in October 1994. Ms. Rambo has been with the Company since August 1980 and has served as Director of Electronic Network Services and as a Branch Manager.

Walter Turek, 48, has served as Vice President, Sales since April 1989. Mr. Turek has been with the Company since 1979 and has served in various sales management capacities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and beneficial owners of more than 10% of the Company's common stock to file with the Securities and Exchange Commission (SEC) reports of transactions in the stock. Because of the complexity of the rules, the Company provides assistance with filing such reports for those reporting persons who so requested and agreed to advise the Company promptly of changes in the ownership of the Company's equity securities.

Based solely on the filings made with the SEC, the Company believes that during the fiscal year ended May 31, 2000, Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth all compensation received by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the last three fiscal years ended May 31, 2000, 1999 and 1998, respectively.


--------------------------------------------------------------------------------
                          SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                                       Long-term
                  Annual Compensation                Compensation
---------------------------------------------------- -------------
                                                       Number of
                                                     Common Shares
                                                      Underlying
Name and Principal                                     Options       All Other
     Position              Year    Salary      Bonus   Granted   Compensation(1)
------------------------  -----  --------   -------- ----------- --------------
B. Thomas Golisano         2000  $644,230   $260,000          -         $5,100
Chairman, President &      1999  $594,230   $240,000          -         $4,800
Chief Executive Officer    1998  $531,250   $165,000          -         $4,600

Walter Turek               2000  $289,910   $116,480      9,000         $4,929
Vice President, Sales      1999  $274,810   $112,000     20,250         $4,534
                           1998  $228,250   $112,100     50,625         $4,300

Eugene R. Polisseni        2000  $263,285   $106,000     13,500         $4,973
Vice President, Marketing  1999  $248,270   $100,000     20,250         $4,702
                           1998  $228,250   $ 70,500     30,375         $4,978

John M. Morphy             2000  $254,840   $102,800     22,500         $5,020
Vice President, Chief      1999  $235,925   $ 95,200     40,500         $4,754
Financial Officer &        1998  $214,375   $ 66,000     67,500         $4,940
Secretary

Daniel A. Canzano          2000  $236,965   $ 95,400     13,500         $4,956
Vice President, Infor-     1999  $223,615   $ 90,000     20,250         $4,693
mation Technology          1998  $207,000   $ 63,900     30,375         $4,953
===============================================================================


(1) The amounts reported in this column consist solely of the Company's matching contributions under the Paychex, Inc. 401(k) Incentive Retirement Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth stock options granted to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 2000. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the 5% - 10% formula approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below.

--------------------------------------------------------------------------------
                     Individual Grants
--------------------------------------------------------  Potential Realizable
                Number of  % of Total                        Value at Assumed
                   Common    Options                       Annual Rates of Stock
                   Shares  Granted to                        Price Appreciation
                Underlying  Employees  Exercise              for Option Term (2)
                  Options   in Fiscal   Price   Expiration ---------------------
    Name        Granted (1)    2000   Per Share      Date        5%       10%
-------------- ------------ -------- ----------  --------- --------  -----------
B. T. Golisano           -      -%     $    -           -  $      -  $      -
W. Turek             9,000    0.3%     $21.46    7/8/2009  $121,455  $307,791
E. R. Polisseni     13,500    0.5%     $21.46    7/8/2009  $182,183  $461,687
J. M. Morphy        22,500    0.8%     $21.46    7/8/2009  $303,638  $769,478
D. A. Canzano       13,500    0.5%     $21.46    7/8/2009  $182,183  $461,687
================================================================================

(1) Non-qualified stock options were granted under the Paychex, Inc. 1998 Stock Incentive Plan. Options are granted at prices not less than 100% of the fair market value of the common stock at the date of grant. The options granted are exercisable after two years in cumulative annual installments of 33 1/3% and expire after a term of ten (10) years from the date of grant.

(2) In accordance with SEC rules, these columns show potential realizable values net of the option exercise price, but before any potential income taxes, assuming the market price of the Company's common stock appreciates from the date of grant over a period of ten years at the annualized rates of five (5) and ten (10) percent, respectively. If the common stock price does not increase above the exercise price at the time of the exercise, realized value to the named executives from these stock options will be zero.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The following table sets forth stock options exercised by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 2000, and the number and value of all unexercised options at May 31, 2000. The value of "in-the-money" options refers to options having an exercise price that is less than the market price of the Company's stock at May 31, 2000.

-----------------------------------------------------------------------------------------------

                  Number                      Number of
                    Of                      Common Shares
                  Common               Underlying Unexercised        Value of Unexercised
                  Shares                      Options at           In-The-Money Options at
                 Acquired   Net Value       May 31, 2000               May 31, 2000 (2)
                    On       Realized  -------------------------   --------------------------
      Name       Exercise       (1)    Exercisable Unexercisable   Exercisable  Unexercisable
--------------  ---------  ----------- ----------- -------------   ------------  ------------
B. T. Golisano          -   $        -           -             -    $        -     $        -
W. Turek          254,410   $4,156,971     319,458        71,438    $9,888,334     $1,428,250
E. R. Polisseni   154,918   $3,662,987      63,282        54,000    $1,779,237     $  980,033
J. M. Morphy       45,000   $  608,013       5,625       133,313    $  129,094     $2,585,233
D. A. Canzano     115,339   $3,601,130     311,346        64,125    $9,527,188     $1,212,401
=============================================================================================

(1) Represents market value of the Company's common stock at exercise date less the exercise price.

(2) Represents the difference between the exercise price of the stock options and the $35.00 per share closing price of the Company's common stock on May 31, 2000 for all in-the-money options held by each named executive. The in-the-money stock option exercise prices range from $1.68 per share to $21.46 per share. These stock options were granted at exercise prices equal to the fair market value of the stock on the date of grant.

PERFORMANCE GRAPH

The following graph shows a five-year comparison of the total cumulative returns of investing $100 on May 31, 1995, in Paychex, Inc. common stock, the S&P Services (Data Processing) Super Composite (the "S&P S(DP)") Index, the S&P Midcap 400 Index, and the S&P 500 Index. The S&P S(DP) Index includes a representative peer group of companies, and includes Paychex, Inc. The S&P Midcap 400 Index represents a broad market group of companies with an average market capitalization, which included Paychex, Inc. until September 1998.
Since September 1998, the Company has been a participant in the S&P 500 Index, a market group of companies with a larger than average market capitalization. The S&P Midcap 400 Index is shown for transitional purposes. All comparisons of stock price performance shown assume reinvestment of dividends.

[Graph omitted.  Data shown below.]


May 31,             1995   1996   1997   1998   1999   2000
-----------------------------------------------------------
Paychex, Inc.       $100   $225   $284   $420   $523   $934
S&P S(DP)           $100   $139   $138   $158   $190   $227
S&P Midcap 400      $100   $128   $152   $197   $221   $268
S&P 500             $100   $128   $166   $217   $263   $290


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

The following table sets forth information, based upon reports filed by such persons with the Securities and Exchange Commission (SEC) as of July 31, 2000, with respect to the beneficial ownership of common stock of the Company by each beneficial owner of more than 5% of the common stock, by each director and nominee for director of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Under the rules of the SEC, "beneficial ownership" is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual's benefit.

--------------------------------------------------------------------------------
                                                    Of Shares        Of Shares
                        Amount of                 Beneficially      Beneficially
                        Beneficial                Owned, Shares    Owned, Shares
                       Ownership of                That May Be     Disclaimed as
                          Common     Percent of  Acquired Within   To Beneficial
         Name             Stock       Class (1)       60 Days      Ownership (2)
---------------------- ------------  ----------  ---------------  -------------
More than 5% owners:
  B. Thomas Golisano     40,043,773       10.7%             -                 -
  911 Panorama Trail
   South
  Rochester, NY  14625

  Janus Capital Corp-
    oration(4)           38,598,316       10.3%             -                 -
  100 Fillmore Street
  Denver, CO  80206

Directors:
  B. Thomas Golisano     40,043,773       10.7%             -                 -
  Steven D. Brooks           92,814         (3)        89,438                 -
  G. Thomas Clark           526,425         (3)        16,875           258,474
  David J. S. Flaschen        2,250         (3)             -                 -
  Phillip Horsley           285,223         (3)        40,923                 -
  Grant M. Inman            318,875         (3)        63,423                 -
  Harry P. Messina, Jr.     513,849         (3)       126,356           320,323
  J. Robert Sebo          4,948,162        1.3%        16,875            18,480
  Joseph Tucci                    -         (3)             -                 -

Named Executive
  Officers:
  Walter Turek            1,101,912         (3)      326,208                  -
  Eugene R. Polisseni     7,795,503        2.1%       70,032            931,519
  John M. Morphy              2,720         (3)           25                  -
  Daniel A. Canzano         340,891         (3)      318,096                337

All Directors and
  Officers of the
  Company As a Group
  (15 persons)           56,110,407       15.0%    1,174,395          1,529,133
================================================================================

(1) Based upon the number of shares of common stock outstanding and deemed outstanding as of July 31, 2000, including shares that may be acquired within 60 days by exercise of options.

(2) Included in this column are shares with respect to each individual which are directly owned by certain relatives and entities with whom they are presumed to share voting and/or investment power, and as to which the individual disclaims beneficial ownership.

(3) Indicates percentage is less than 1%.

(4) As reported on schedule 13F-HR filed with the Securities and Exchange Commission on August 15, 2000 which reported shares beneficially owned as of June 30, 2000.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent public accountant since 1983 has been Ernst & Young LLP. Management expects to re-appoint this firm for fiscal year 2001. Representatives of Ernst & Young LLP are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER MATTERS AND INFORMATION

As of the date of this Proxy Statement, management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the meeting other than those described in this Proxy Statement. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote the Proxy on such matters in accordance with their judgment.

The Company will pay the cost of solicitation of Proxies. The Company will reimburse any banks, brokers and other custodians, nominees and fiduciaries for their expenses in forwarding Proxies and Proxy solicitation material to the beneficial owners of the shares held by them.

PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

The Company must receive stockholder proposals for inclusion in the Proxy Statement for the next Annual Meeting of Stockholders at its executive offices on or before April 30, 2001.

By order of the Board of Directors,


John M. Morphy
Secretary

Rochester, New York
August 28, 2000

                                 PAYCHEX, INC.

                                     PROXY

The undersigned hereby appoints B. THOMAS GOLISANO and JOHN M. MORPHY, or either one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 10, 2000 at 10:00 a.m., and at any adjournment thereof, with all the powers which the undersigned would possess if personally present to vote all shares of stock which the undersigned may be entitled to vote at said meeting.

I.	ELECTION OF DIRECTORS

[  ]     FOR all Nominees           [  ]     WITHHOLD all Nominees

B. Thomas Golisano, Steven D. Brooks, G. Thomas Clark, David J. S. Flaschen, Phillip Horsley, Grant M. Inman, Harry P. Messina, Jr., J. Robert Sebo, and Joseph M. Tucci.

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE SUCH NOMINEE'S NAME. YOUR PROXY WILL BE VOTED FOR THE REMAINDER.)

2. In accordance with their judgement in connection with such other business, if any may come before the meeting.


THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" THE NINE NOMINEES.



Dated:    ______________________________, 2000


Signed:   ______________________________

(Name of Stockholder to be signed exactly as it appears on this proxy)